Consent of Independent Registered Public Accounting Firm
BioLife Solutions, Inc.
Bothell, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-259249, 333-239637, 333-233912, 333-222433, 333-208912, 333-275645, and 333-275646) and Form S-8 (Nos. 333-267391, 333-222437, 333-205101, 333-189551, and 333-274016) of BioLife Solutions, Inc. of our report dated March 31, 2022, relating to the consolidated financial statements for the year ended December 31, 2021, which appears in this Form 10-K.

/s/ BDO USA, P.C.

Seattle, WA
February 29, 2024